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                        SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) FEBRUARY 2, 2000


                              COMMERCE ONE, INC.
         ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

      DELAWARE                       333-76987                 68-0322810
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(State or other jurisdiction        (Commission              (IRS Employer
   of incorporation)               File Number)            Identification No.)


                1600 RIVIERA AVENUE, WALNUT CREEK, CALIFORNIA  94596
                ----------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


           Registrant's telephone number, including area code (925) 941-6000


                                      N/A
           --------------------------------------------------------------
            (Former name or former address, if changed since last report)


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ITEM 5.      OTHER EVENTS

         Commerce One, Inc. today announced that it has finalized the details of its strategic business relationship with General Motors Corporation and received Board of Directors approval from both parties. Through this relationship, Commerce One and GM will develop, operate and support the GM TradeXchange, an Internet-based trading exchange owned by GM that enables buying and selling over the Internet by GM, its dealers and its suppliers. Commerce One and GM will share equally in the net revenues generated by the GM TradeXchange, after the repayment of both parties' expenses, for an anticipated ten-year term.

         In connection with the TradeXchange Agreements between Commerce One and GM, Commerce One intends to restructure itself into a holding company that will be listed on Nasdaq and will trade under Commerce One's existing Nasdaq symbol, CMRC. As part of the restructuring, all of Commerce One's shares of common stock will automatically become shares of the holding company common stock following Commerce One stockholder approval of the restructuring at a conversion rate of one for one. Upon the signing of the TradeXchange Agreements, the holding company issued 14,400,000 shares of common stock to GM, 7,200,000 shares of which be held in escrow until the GM TradeXchange has repaid the accumulated investments by both Commerce One and GM in developing the GM TradeXchange operations. The shares of the holding company stock issued to GM will generally not be freely transferable for three (3) years. In addition, the shares will generally be subject to standstill restrictions that will restrict GM's ability to acquire more than 19.9% of the holding company's outstanding stock during the first three (3) years of the relationship or more than 25.0% thereafter. GM is also entitled to certain registration rights with respect to the shares of holding company stock after the initial three (3) year period. Although the restructuring is subject to the approval of Commerce One's existing stockholders, in the event stockholder approval is not obtained, the GM TradeXchange agreements will remain in place and Commerce One will instead issue 14,400,000 shares of its existing common stock to GM in exchange for the holding company shares. These shares of Commerce One common stock will be subject to the same escrow provisions, standstill and transfer restrictions, and entitled to the same registration rights, as described above.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COMMERCE ONE, INC.


                                       /s/ Robert M. Tarkoff
                                       -------------------------------------
                                       Robert M. Tarkoff
                                       Vice President, General Counsel
                                         and Secretary

                                       Date:  February 2, 2000


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